Exhibit 99.1

Marvell Technology Group Ltd. Reports Preliminary Revenue for Second Quarter of Fiscal 2007

Santa Clara, California (August 17, 2006) — Marvell Technology Group Ltd. (NASDAQ: MRVL), leader in storage, communications, and consumer silicon solutions, today reported preliminary, unaudited revenue for its second fiscal quarter ended July 29, 2006.

Net revenue for the second quarter of fiscal 2007 was $574.0 million, an increase of 47% over net revenue of $390.5 million for the second quarter of fiscal 2006 and a 10.1% sequential increase from net revenue of $521.2 million for the first quarter of fiscal 2007.

All results reported are preliminary because Marvell is in the midst of a previously announced internal review by a special committee of its Board of Directors relating to the Company’s historical stock option practices and related accounting matters. The special committee is conducting its review with the assistance of independent legal counsel and outside accounting experts.   The Company does not expect to be in a position to announce additional financial results for the second quarter until the special committee has completed its review.  The special committee is working to complete its stock option review in a timely manner; however, in light of the review, Marvell does not expect to be in a position to file its Form 10-Q for the second fiscal quarter by the September 7, 2006 filing deadline or the permitted extension to September 12, 2006.

“Our Q2 revenues marked our 35th consecutive quarter of revenue growth” stated Dr. Sehat Sutardja, Marvell’s President and CEO. “During the quarter our revenue growth was limited due to some near term challenges in some of our end markets.  However, we remain very focused on the execution of our long term growth strategies and are excited about the expanding reach of our technology into an increasing number of end markets and applications.”

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its first quarter financial results.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until February 23, 2007.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.   These statements include those relating to our financial results for the second fiscal quarter of 2007, our expectations regarding the announcement of additional financial results for its second fiscal quarter of 2007 and our expectations regarding the filing of our Form 10-Q for that quarter.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the timing and outcome of the special committee’s review and the conclusions of the special committee resulting from that review, actions that may be taken or required as a result of the special committee’s review, and actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, with respect to our stock option practices.  In particular, Marvell may be required to make adjustments to its financial results for the second fiscal quarter of 2007, as well as its financial results previously reported for prior periods, as a result of the special committee’s review.  Those adjustments could have a material adverse effect on our results of operations for those periods. When the review is complete and Marvell files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required adjustments resulting from the special committee review, but also because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Additional Factors That May Affect Future Results” in Marvell’s  quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006 and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements.

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